Exhibit 107

Filing Fee Table
Form S-8
(Form Type)
MediaAlpha, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title (1)(2)	Fee Calculation Rule	Amount Registered (3)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (5)
Equity	Class A common stock, par value $0.01 per share, available for issuance pursuant to the 2020 Omnibus Equity Plan	Other (4)	10,000,000	$14.83	$148,300,000	0.00014760	$21,889.08
Total Offering Amounts					$148,300,000		$21,889.08
Total Fee Offsets							––
Net Fee Due							$21,889.08
(1)    This registration statement (“Registration Statement”) covers an aggregate of 10,000,000 shares of Class A common stock, par value $0.01 per share (“Class A common stock”), of MediaAlpha, Inc. (the “Company” or the “Registrant”) available for issuance under the MediaAlpha, Inc. 2020 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). On October 27, 2020, the Company’s sole stockholder approved the adoption of the Omnibus Incentive Plan.
(2)    Shares of Class A common stock of the Company surrendered or tendered to the Company to pay the exercise price or purchase price of an award or to satisfy tax withholding with respect to an award will be available for future grants of awards under the Omnibus Incentive Plan.
(3)    Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional shares of Class A common stock which become issuable under the Omnibus Incentive Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Class A common stock..
(4)    Calculated solely for purposes of this offering under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low selling price per share of Class A common stock of the Company on July 29, 2024, as reported by the New York Stock Exchange.
(5)    Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $147.60 per $1,000,000 of the proposed maximum aggregate offering price.